Exhibit 99.1

Cvent Announces Second Quarter 2022 Financial Results

31% Year-over-Year Revenue Growth Underscores Strength of Cvent’s All-In-One Platform

Highest Quarterly Revenue in Company History as Industry Continues to Recover and Evolve

Strong Balance Sheet Positions Company for Continued Growth and Expansion

Tysons, VA (August 4, 2022) — Cvent Holding Corp. (“Cvent”) (Nasdaq: CVT), a market-leading meetings, events and hospitality technology provider, today announced financial results for the second quarter ended June 30, 2022.

“Our strong second quarter growth was driven by a healthier and more dynamic events industry, where in-person events are quickly returning and interest in virtual events continues,” said Reggie Aggarwal, CEO & Founder of Cvent. “In this more complex events landscape, organizations increasingly want one platform to manage all their events – whether in-person, virtual, or hybrid. Cvent gives organizations greater flexibility to pivot and adapt their programs quickly to maximize engagement and optimize their budgets. We believe these trends, combined with our all-in-one platform offering, helped drive our second quarter growth and further strengthens our position in the marketplace.”

Second Quarter 2022 Financial Highlights

Revenue

•
Total revenue was $161.0 million for the second quarter of 2022, an increase of 31.1% from the comparable period in 2021, and $6.8 million, or 4.4%, higher than the high end of our guidance. Total revenue for the quarter represented the highest in Company history.
•
Event Cloud revenue was $112.6 million for the second quarter of 2022, an increase of 31.6% from the comparable period in 2021.
•
Hospitality Cloud revenue was $48.3 million for the second quarter of 2022, an increase of 29.8% from the comparable period in 2021.

Net Loss and Adjusted EBITDA

•
Net loss was $31.5 million for the second quarter of 2022 compared to $21.8 million in the comparable period in 2021.
•
Adjusted EBITDA (defined below) was $23.4 million for the second quarter of 2022, which was $7.3 million higher than the high end of our guidance, and Adjusted EBITDA margin (defined below) was 14.5% compared to the high end of our guidance of 10.4%. Adjusted EBITDA in the comparable period of 2021 was $24.8 million, or an Adjusted EBITDA margin of 20.2%.

Cash, Cash Equivalents and Short-Term Investments

•
Cash, cash equivalents and short-term investments as of June 30, 2022 totaled $123.3 million, compared to $127.1 million as of December 31, 2021. Cash, cash equivalents and short-term investments declined from $193.0 million as of March 31, 2022 due to paying down $70.0 million of our revolving credit facility we entered into in May 2022.

Recent Business Highlights

•
For the Event Cloud, organizations that chose Cvent in the second quarter of 2022 for their event marketing and management needs include Penn State University, Baker Tilly, Aon, Ingram Micro, The CMO Council, California Association for Bilingual Education and The University of Melbourne.
•
For the Hospitality Cloud, organizations that chose Cvent in the second quarter of 2022 for their group business and corporate travel needs include Accor, Visit Charlotte, The LINE Austin, The Resort at Pelican Hill, Bristol Event Center, The Ascott Limited, Sheraton Dallas and Sonoma County Tourism.
•
In the first half of 2022, Cvent received several awards and accolades: Ranked eighth on the Top 100 Software Companies of 2022 list published by The Software Report, received Gold Stevie® Award in the Event Management Solution category in The 20th Annual American Business Awards®, received Platinum Award in the Virtual Event Platform category in The Eventex Awards, named a Top Washington-Area Workplace by The Washington Post, ranked second on the UK’s Best Workplaces 2022 List by Great Place to Work® and named a Premier Sales Employer by the Institute for Excellence in Sales.

Guidance

Based on information as of today, August 4, 2022, Cvent is providing the following guidance:

Third Quarter 2022

•
Revenue for the third quarter of 2022 is expected to be in the range of $158.0 million to $159.0 million, representing 18.2% year-over-year growth at the mid-point.
•
Adjusted EBITDA for the third quarter of 2022 is expected to be in the range of $27.8 million to $28.6 million, or 17.8% of revenue at the mid-point.

Full Year 2022

•
Revenue for the full year 2022 is expected to be in the range of $624.9 million to $628.4 million, representing 20.8% year-over-year growth at the mid-point and a $2.6 million increase over the mid-point of our previously provided guidance.
•
Adjusted EBITDA for the full year 2022 is expected to be in the range of $104.7 million to $109.6 million, or 17.1% of revenue at the mid-point. This represents a $2.0 million increase over the mid-point of our previously provided Adjusted EBITDA guidance for the year and a 20-basis point increase over the mid-point of our previously provided Adjusted EBITDA margin guidance.

Reconciliation of Adjusted EBITDA results to its GAAP basis results are shown in detail below. Cvent has not reconciled the Adjusted EBITDA forward-looking guidance included in this press release to the most directly comparable GAAP measure because certain items are out of Cvent's control or cannot reasonably be predicted, as the items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. Accordingly, a reconciliation of forward-looking Adjusted EBITDA is not available without unreasonable effort.

Conference Call Information

Cvent management will host a conference call and webcast at 5:00 p.m. ET today, August 4, 2022, to discuss its second quarter 2022 financial results and business highlights and the Company's outlook. The conference call can be accessed by dialing (888) 440-5667 from the United States or +1 (646) 960-0476 internationally with conference ID 7981326. The live webcast of the conference call and other materials related to Cvent’s financial performance can be accessed from Cvent’s investor relations website at https://investors.cvent.com/.

Following the completion of the call until 11:59 p.m. ET on Thursday, August 11, 2022, a telephone replay will be available by dialing (800) 770-2030 from the United States, +1 (647) 362-9199 internationally with conference ID 7981326. A webcast replay will also be available at https://investors.cvent.com/.

About Cvent

Cvent Holding Corp. (Nasdaq: CVT) is a leading meetings, events, and hospitality technology provider with more than 4,700 employees and approximately 21,000 customers worldwide as of June 30, 2022. Founded in 1999, the company delivers a comprehensive event marketing and management platform and offers a global marketplace where event professionals collaborate with venues to create engaging, impactful experiences. Cvent is headquartered in Tysons, Virginia, just outside of Washington D.C., and has additional offices around the world to support its growing global customer base. The comprehensive Cvent event marketing and management platform offers software solutions to event organizers and marketers for online event registration, venue selection, event marketing and management, virtual and onsite solutions, and attendee engagement. Cvent’s suite of products automate and simplify the event management lifecycle and maximize the impact of in-person, virtual, and hybrid events. Hotels and venues use Cvent’s supplier and venue solutions to win more group and corporate travel business through Cvent’s sourcing platforms. Cvent solutions optimize the event management value chain and have enabled clients around the world to manage millions of meetings and events. For more information, please visit Cvent.com. From time to time, we plan to utilize our investor relations website, investors.cvent.com, as a channel of distribution for material company information.

Non-GAAP Financial Measures

This earnings press release and the related conference call use and discuss the following financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”): Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, Adjusted EBITDA and Adjusted Free Cash Flow, and certain ratios and other metrics derived therefrom, including Adjusted EBITDA margin which represents Adjusted EBITDA divided by revenue and Non-GAAP gross margin which represents Non-GAAP Gross Profit divided by revenue. Reconciliation of these non-GAAP financial measures to their GAAP basis results can be found within the tables included in this release.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Cvent’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cvent excludes or adjusts for one or more of the following items from these non-GAAP financial measures:

Interest expense. Cvent excludes this expense from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Other income, net. Cvent excludes this item, which is comprised primarily of foreign exchange gains/(losses) and state tax settlements, from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Provision for income taxes. Cvent excludes this item from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Amortization of deferred financing costs and debt discount. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Intangible asset amortization. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Amortization of software development costs. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Stock-based compensation expense. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Cost related to acquisitions. Cost related to acquisitions is comprised of the value of contingent payments included in compensation expense which relate to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Additionally, cost related to acquisitions includes expenses related to performing due diligence, valuation, earnouts or other acquisition-related activities. Cvent excludes these expenses primarily because they are not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Restructuring expenses. Cvent excludes this expense, which is comprised of expenses associated with severance to terminated employees of acquired entities, retention bonuses to employees retained from acquired entities, costs to discontinue use of a back-office system and closing of certain office spaces, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Other items. Cvent excludes this item, which is comprised of certain expenses associated with litigation, private equity management fees, and credit facility fees, and the net of the gain from government subsidies related to the global COVID- 19 pandemic, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Loss on extinguishment of debt. Cvent excludes this expense from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Purchases of Property and Equipment. This item is customarily included as a reduction to net cash provided by operating activities in the calculation of free cash flow. This item is reflected in Adjusted Free Cash Flow.

Capitalized Software Development Costs. This item is customarily included as a reduction to net cash provided by operating activities in the calculation of free cash flow. This item is reflected in Adjusted Free Cash Flow.

Change in Fees Payable to Customers. Cvent excludes the change in this balance sheet item primarily because it is not considered a part of ongoing net cash provided by operating activities when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted Free Cash Flow.

Interest Paid. Cvent excludes these cash payments primarily because it is not considered a part of ongoing net cash provided by operating activities when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted Free Cash Flow.

Cautionary Language Regarding Forward-Looking Statements

Certain statements in this press release and on the related conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release and on the related conference call are based upon Cvent’s historical performance and on its current plans, operating budgets, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties, assumptions and factors that could cause actual results to differ materially from those anticipated, including, but not limited to: the risk that trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may fluctuate, including trends and expectations related to revenue, revenue growth, net loss, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, gross profit, gross margin, expenses, net dollar retention rate, deferred revenue, the COVID-19 pandemic, customer demand, the return to in-person events, demand for an integrated platform, and macroeconomic conditions; the risk that the current trends and market dynamics, combined with the Company’s diversified offering, do not ultimately result in a stronger marketplace position; the risk that revenues for the third quarter and full year 2022 will not be as stated in this release; the risk that Adjusted EBITDA for the third quarter and full year will not be as stated in this release; the impact of the current COVID-19 pandemic on customer’s demand for our products and services, Cvent’s operations, financial results and on Cvent’s virtual, hybrid and in-person offerings, each of which has been and may continue to be impacted differently by COVID-19; Cvent’s ability to retain and upsell current customers and attract and retain new customers; Cvent’s ability to maintain and expand relationships with hotels and venues; the reliability of third-party and internally generated data and assumptions relating to market opportunity and forecasts of market growth; the competitiveness of the market in which Cvent operates and Cvent’s ability to maintain its market position; Cvent’s ability to attract and retain key employees, including its senior management team; the impact of a disruption of Cvent’s operations, infrastructure or systems, or disruption of the operations, infrastructure or systems of the third parties on which Cvent relies; Cvent’s ability to sell additional solutions to its customers and effectively engage with its customer base; Cvent’s ability to manage its costs and growth effectively; the impact of declines, disruptions or changes in the demand for events and meetings; Cvent’s history of losses and ability to achieve profitability in the future; Cvent’s ability to develop, introduce and market new and enhanced versions of its solutions to meet customer needs and expectations; global economic, geopolitical and market conditions; the effect of COVID-19 on the foregoing; and other factors beyond our control.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the “Risk Factors” section of those filings. Actual results may differ materially. Investors should evaluate all forward-looking statements in the context of these risks and uncertainties.

The forward-looking statements included herein are made only as of the date hereof, based on current estimates, expectations, observations and trends. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investor Contact

CventIR@icrinc.com

Media Contact

Erica Stoltenberg

estoltenberg@cvent.com

(571) 378-6240

CVENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$107,869	$126,526
Restricted cash	806	103
Short-term investments	15,469	538
Accounts receivable, net of allowance of $3.1 million and $4.5 million, respectively	79,124	112,251
Capitalized commission, net	23,556	25,393
Prepaid expenses and other current assets	20,328	20,376
Total current assets	247,152	285,187
Property and equipment, net	13,705	15,334
Capitalized software development costs, net	102,954	108,851
Intangible assets, net	197,404	221,371
Goodwill	1,621,865	1,617,880
Operating lease-right-of-use assets	24,212	28,370
Capitalized commission, non-current, net	22,087	22,999
Deferred tax assets, non-current	2,368	2,403
Other assets, non-current, net	6,429	3,684
Total assets	$2,238,176	$2,306,079
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$-	$-
Accounts payable	2,702	2,675
Accrued expenses and other current liabilities	73,349	79,827
Fees payable to customers	47,720	24,982
Operating lease liabilities, current	11,350	11,290
Deferred revenue	268,576	239,843
Total current liabilities	403,697	358,617
Deferred tax liabilities, non-current	16,848	16,695
Long-term debt, net	195,000	262,302
Operating lease liabilities, non-current	24,976	30,809
Other liabilities, non-current	7,909	8,200
Total liabilities	648,430	676,623
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.0001 par value, 1,500,000,000 shares authorized at June 30, 2022 and December 31, 2021, respectively; 482,679,200 and 481,121,695 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	48	48
Additional paid-in capital	2,512,043	2,483,761
Accumulated other comprehensive loss	(7,849)	(2,746)
Accumulated deficit	(914,496)	(851,607)
Total stockholders’ equity	1,589,746	1,629,456
Total liabilities and stockholders’ equity	$2,238,176	$2,306,079

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$160,962	$122,814	$298,318	$240,101
Cost of revenue	65,560	45,999	121,760	89,844
Gross profit	95,402	76,815	176,558	150,257
Operating expenses:
Sales and marketing	48,826	33,070	88,917	61,907
Research and development	33,128	24,657	64,534	46,331
General and administrative	25,997	21,600	50,948	38,354
Intangible asset amortization, exclusive of amounts included in cost of revenue	12,160	12,929	24,314	25,964
Total operating expenses	120,111	92,256	228,713	172,556
Loss from operations	(24,709)	(15,441)	(52,155)	(22,299)
Interest expense	(2,605)	(7,638)	(5,197)	(15,171)
Amortization of deferred financing costs and debt discount	(257)	(941)	(577)	(1,884)
Loss on extinguishment of debt	(3,219)	-	(3,219)	-
Other income, net	624	3,998	885	4,271
Loss before income taxes	(30,166)	(20,022)	(60,263)	(35,083)
Provision for income taxes	1,334	1,825	2,625	3,325
Net loss	$(31,500)	$(21,847)	$(62,888)	$(38,408)
Other comprehensive loss:
Foreign currency translation gain/(loss)	(5,234)	276	(5,103)	(345)
Comprehensive loss	$(36,734)	$(21,571)	$(67,991)	$(38,753)
Basic and Diluted net loss per common share	$(0.07)	$(0.05)	$(0.13)	$(0.09)
Basic and Diluted weighted-average common shares outstanding	481,623,583	416,475,762	481,385,175	416,400,889

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating activities:
Net loss	$(31,500)	$(21,847)	$(62,888)	$(38,408)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,814	31,068	61,001	62,341
Amortization of the right-of-use assets	1,879	2,410	3,956	4,849
Allowance for expected credit losses, net	(226)	1,109	53	1,118
Amortization of deferred financing costs and debt discount	257	941	577	1,884
Amortization of capitalized commission	7,877	6,944	15,825	14,206
Unrealized foreign currency transaction loss	247	20	534	24
Loss on extinguishment of debt	3,219	—	3,219	—
Stock-based compensation	16,952	7,815	26,720	8,423
Change in deferred taxes	15	461	17	845
Change in operating assets and liabilities, net of business combinations:			—	—
Accounts receivable	13,622	38,341	32,590	34,130
Prepaid expenses and other assets	6,707	(3,458)	(314)	(5,774)
Capitalized commission, net	(6,998)	(6,618)	(20,579)	(19,114)
Accounts payable, accrued expenses and other liabilities	7,143	(7,027)	23,925	4,211
Operating lease liability	(2,707)	(3,191)	(5,571)	(6,484)
Deferred revenue	(19,577)	(2,575)	28,583	33,347
Net cash provided by operating activities	27,724	44,393	107,648	95,598
Investing activities:
Purchase of property and equipment	(1,321)	(944)	(2,696)	(1,982)
Capitalized software development costs	(13,111)	(10,744)	(25,002)	(19,449)
Purchase of short-term investments	(21,132)	(7,063)	(42,370)	(31,399)
Maturities of short-term investments	10,615	10,209	27,439	19,325
Acquisitions, net of cash acquired	(4,470)	(14,769)	(4,470)	(14,769)
Net cash used in investing activities	(29,419)	(23,311)	(47,099)	(48,274)
Financing activities:
Principal repayments on first lien term loan	(265,696)	(1,983)	(265,696)	(3,967)
Principal repayments of revolving credit facility	(70,000)	(5,000)	(70,000)	(13,400)
Proceeds from revolving credit facility	265,000	—	265,000	—
Payment of debt issuance costs	(3,141)	—	(3,141)	—
Proceeds from exercise of stock options	664	203	1,174	522
Repurchase of common stock	—	(57)	—	(57)
Payments of tax withholdings on vesting of restricted stock units	(31)	—	(31)	—
Net cash provided by (used in) financing activities	(73,204)	(6,837)	(72,694)	(16,902)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,600)	(118)	(5,809)	(744)
Change in cash, cash equivalents, and restricted cash	(79,499)	14,127	(17,954)	29,678
Cash, cash equivalents, and restricted cash, beginning of period	188,174	81,021	126,629	65,470
Cash, cash equivalents, and restricted cash, end of period	$108,675	$95,148	$108,675	$95,148
Supplemental cash flow information:
Interest paid	$2,593	$10,799	$5,177	$15,181
Income taxes paid	$1,992	$2,129	$3,735	$3,479
Supplemental disclosure of non-cash investing and financing activities:
Outstanding payments for purchase of property and equipment at period end	$68	$220	$450	$394
Outstanding payments for capitalized software development costs at period end	$164	$191	$1,051	$845

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except share amounts and share counts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Non-GAAP Gross Profit:
Gross Profit	$95,402	$76,815	$176,558	$150,257
Adjustments
Depreciation	476	966	1,018	2,012
Amortization of software development costs	16,760	15,149	32,722	30,229
Intangible asset amortization	-	65	-	180
Stock-based compensation expense	1,934	435	2,524	494
Restructuring expense	3	2	11	2
Other items	(176)	(141)	(276)	(994)
Non-GAAP Gross Profit	$114,399	$93,291	$212,557	$182,180

Gross Margin:
Revenue	$160,962	$122,814	$298,318	$240,101
Gross Margin	59.3%	62.5%	59.2%	62.6%
Non-GAAP Gross Margin	71.1%	76.0%	71.3%	75.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Non-GAAP Sales and Marketing Expenses:
Sales and marketing	$48,826	$33,070	$88,917	$61,907
Adjustments
Depreciation	(171)	(404)	(343)	(849)
Stock-based compensation expense	(6,181)	(2,458)	(9,161)	(2,793)
Restructuring expense	6	(7)	(61)	(31)
Cost related to acquisitions	-	(30)	(10)	(65)
Other items	39	90	89	380
Non-GAAP Sales and Marketing Expenses	$42,519	$30,261	$79,431	$58,549

Sales and Marketing Expenses as a Percent of Revenue:
Revenue	$160,962	$122,814	$298,318	$240,101
Sales and marketing expenses	30.3%	26.9%	29.8%	25.8%
Non-GAAP sales and marketing expenses	26.4%	24.6%	26.6%	24.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Non-GAAP Research and Development Expenses:
Research and development	$33,128	$24,657	$64,534	$46,331
Adjustments
Depreciation	(226)	(506)	(453)	(1,022)
Stock-based compensation expense	(3,922)	(1,997)	(6,509)	(2,138)
Restructuring expense	(20)	(33)	8	(15)
Cost related to acquisitions	-	(3)	-	(9)
Other items	655	655	1,014	3,366
Non-GAAP Research and Development Expenses	$29,615	$22,773	$58,594	$46,513

Research and Development Expenses as a Percent of Revenue:
Revenue	$160,962	$122,814	$298,318	$240,101
Research and development expenses	20.6%	20.1%	21.6%	19.3%
Non-GAAP research and development expenses	18.4%	18.5%	19.6%	19.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Non-GAAP General and Administrative Expenses:
General and administrative	$25,997	$21,600	$50,948	$38,354
Adjustments
Depreciation	(1,013)	(1,025)	(2,110)	(2,102)
Stock-based compensation expense	(4,915)	(2,925)	(8,526)	(2,998)
Restructuring expense	(242)	(270)	(472)	(518)
Cost related to acquisitions	(629)	(731)	(807)	(1,112)
Other items	(295)	(1,175)	(622)	(1,938)
Non-GAAP General and Administrative Expenses	$18,903	$15,474	$38,411	$29,686

General and Administrative Expenses as a Percent of Revenue:
Revenue	$160,962	$122,814	$298,318	$240,101
General and administrative expenses	16.2%	17.6%	17.1%	16.0%
Non-GAAP general and administrative expenses	11.7%	12.6%	12.9%	12.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted EBITDA
Net loss	$(31,500)	$(21,847)	$(62,888)	$(38,408)
Adjustments
Interest expense	2,605	7,638	5,197	15,171
Amortization of deferred financing costs and debt discount	257	941	577	1,884
Loss on extinguishment of debt	3,219	-	3,219	-
Other income, net	(624)	(3,998)	(885)	(4,271)
Provision for income taxes	1,334	1,825	2,625	3,325
Depreciation	1,886	2,901	3,924	5,985
Amortization of software development costs	16,760	15,214	32,722	30,409
Intangible asset amortization	12,160	12,929	24,314	25,964
Stock-based compensation expense	16,952	7,815	26,720	8,423
Restructuring expense	259	312	536	566
Cost related to acquisitions	629	764	817	1,186
Other items	(575)	289	(757)	(2,802)
Adjusted EBITDA	$23,362	$24,783	$36,121	$47,432

Adjusted EBITDA margin
Revenue	$160,962	$122,814	$298,318	$240,101
Net loss margin	(19.6)%	(17.8)%	(21.1)%	(16.0)%
Adjusted EBITDA margin	14.5%	20.2%	12.1%	19.8%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Adjusted Free Cash Flow:
Net cash provided by operating activities:	$27,724	$44,393	$107,648	$95,598
Adjustments
Purchase of property and equipment	(1,321)	(944)	(2,696)	(1,982)
Capitalized software development costs	(13,111)	(10,744)	(25,002)	(19,449)
Change in fees payable to customers	1,755	(4,869)	(22,738)	(9,867)
Interest paid	2,593	10,799	5,177	15,181
Adjusted free cash flow	$17,640	$38,635	$62,389	$79,481